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                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT - FEBRUARY 2, 2000
            (Date of earliest event reported: January 27, 2000)




                       EL PASO TENNESSEE PIPELINE CO.
           (Exact name of registrant as specified in its charter)


DELAWARE                        1-9864                    76-0233548
(State or other         (Commission File Number)          (I.R.S. Employer
jurisdiction of                                           Identification
incorporation)                                            Number)


EL PASO ENERGY BUILDING, 1001 LOUISIANA STREET, HOUSTON, TEXAS     77002
(Address of principal executive offices)                           (Zip Code)

     Registrant's telephone number, including area code: (713) 420-2131



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ITEM 5.   OTHER EVENTS.

     El Paso Field Services Company, a subsidiary of El Paso Tennessee Pipeline Co (NYSE: EPG Pr) and a business unit of El Paso Energy Corporation (NYSE:EPG) announced on January 31, 2000 that it has entered into an agreement to purchase the natural gas and natural gas liquids businesses of PG&E Gas Transmission, Texas Corporation and PG&E Gas Transmission Teco, Inc. The total value of the transaction is $840 million, including assumed debt of approximately $561 million. The sale, which is expected to close by mid-year 2000, is subject to Hart-Scott-Rodino and other customary closing conditions.

     A press release announcing the execution of the agreement was issued on January 31, 2000, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.    Description
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99.1           Press Release dated January 31, 2000
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                                 SIGNATURE
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     Pursuant to the  requirements of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2000           El Paso Tennessee Pipeline Co.

                                 By: /s/ Jeffrey I. Beason
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                                 Name:  Jeffrey I. Beason
                                 Title: Senior Vice President
                                        and Controller
                                        (Chief Accounting Officer)

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                               EXHIBIT INDEX
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Exhibit No.    Description
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99.1           Press Release dated January 31, 2000